                                                                   EXHIBIT 10.20


                       DATED THE 3rd DAY OF FEBRUARY, 1999

                                     BETWEEN

                       HONGGUAN TECHNOLOGIES (S) PTE LTD,

                                                         ...of the one part

                                       AND

                            PEMSTAR-HONGGUAN PTE LTD

                                                       ...of the other part

                               SUB-LEASE AGREEMENT

                                  BIH LI & LEE
                             Advocates & Solicitors
                                79 Robinson Road
                               #24-01 CPF Building
                                 Singapore 06097

     THIS SUB-LEASE is made the 3rd day of February, 1999 BETWEEN

     (1) HONGGUAN TECHNOLOGIES (S) PTE LTD, a company incorporated in Singapore and having its registered address at 39 Joo Koon Circle, Singapore 629105 (the "Landlord") and

     (2) PEMSTAR-HONGGUAN PTE LTD, a company incorporated in Singapore and having its registered address at 39 Joo Koon Circle, Singapore 629105 (the "Tenant").

     WHEREAS:

     (A) By a Lease Agreement dated 24th day of May, 1995 (hereinafter called "the Lease Agreement") made between Jurong Town Corporation (hereinafter called "JTC") of the one part and the Landlord of the other part, JTC agreed to lease and the Landlord agreed to take a lease of the premises known as 39 Joo Koon Circle, Singapore 629105 comprised in Lot A14679 of Mukim 7 Tuas (hereinafter called "the Factory") for a term of 30 years from 1 December 1994 upon the terms and subject to the conditions in the said Lease Agreement.

     (B) Subject always to the consent and terms and conditions which may from time to time be laid down by JTC and all other relevant authorities with regal s to the proposed use of and renovations to PART of the Factory estimated to contain a total floor area of 4,000 square feet (372.00 square metres) and shown for identification purposes only edged and marked in red on the plans annexed hereto (hereinafter called "the Premises"), the Landlord has agreed to let and the Tenant has agreed to take the Premises on the terms and conditions herein contained.

     NOW THIS SUB-LEASE WITNESSETH as follows:

1.   THE DEMISE

     1.1 In consideration of the rent and the covenants reserved by and contained in this Sub-Lease, the Landlord HEREBY DEMISES to the Tenant ALL the Premises TOGETHER WITH (but to the exclusion of all other liberties easements rights or advantages and subject to the Landlord's right to refuse access hereinafter contained):

          (a) the right for the Tenant and others duly authorised by the Tenant of ingress to and egress from the Premises in over and along all the usual entrances, landings, lifts, lobbies and corridors leading thereto in common with the Landlord and all others so authorised by the Landlord and all other persons entitled thereto, such right being only so far as is necessary and as the Landlord can lawfully grant;

         (b) the right for the Tenant and others duly authorised by the Tenant to use all water, telephone and electric conduits, mains, pipes, wires and cables or conducting media and all or any other services now or hereafter provided for the Premises and made in, on or over the Premises and the Factory for the passage of water and sewerage from and water, electricity and other services to and from them; and

         (c) the right for the Tenant and others duly authorised by the Tenant to use such sufficient toilet facilities in the Factory as shall be designated from time to time in writing by the Landlord but such user shall be in common with the Landlord and all others so authorised by the Landlord and all other persons entitled thereto.

          EXCEPTING AND RESERVING unto the Landlord the free and uninterrupted use of all gas water and other pipes electric telephone and other wires conduits flues and drains in through or under the Premises TO HOLD the Premises unto the Tenant for a term of one (1) year commencing on 1 November 1998 and expiring on 31 October 1999 (hereinafter referred to as "the Term") YIELDING AND PAYING THEREFOR unto the Landlord the total monthly rent of SINGAPORE DOLLARS FOUR THOUSAND AND SIX HUNDRED ONLY (S$4,600.00) (hereinafter referred to as the "total monthly rent") comprising:

          (a) the monthly rent for the Premises of SINGAPORE DOLLARS FOUR THOUSAND ONLY (S$4,000.00); and

          (b) the monthly service of SINGAPORE DOLLARS SIX HUNDRED ONLY (S$600.00) for the services stated in Clause 3.2 herein (hereinafter referred to as "the service charge").

     the total monthly rent to be payable monthly in advance clear of all deductions on the first day of each month or proportionately for any part of a month.

     1.2 The floor area of the Premises is 4,000 square feet (372.00 square metres)

2.   TENANT'S COVENANTS

     2.1 To pay the total monthly rent hereby reserved on the days and in the manner aforesaid without any deduction set-off or demand whatsoever. In the event of any increase in the costs to the Landlord of supplying the services for which the service charge is payable, the Landlord shall be entitled from time to time to notify the Tenant, with satisfactory supporting evidence of such increase in the costs, and the Tenant shall pay to the Landlord an additional monthly service charge equal to so much of the extra costs as is attributable to the Premises at the same times and in the same manner as hereinbefore provided for payment of the monthly total rent.

     2.2 The total monthly rent and other sums expressed to be payable by the Tenant under this Sub- Lease Agreement shall be exclusive of any applicable Goods and Services Tax, imposition, duty and levy (hereinafter collectively called "Taxes") which from time to time may be imposed or charged by any government, statutory or tax authority on or calculated by reference to the amount of rent any other sums received or receivable by the Landlord under this Agreement and upon receipt of the relevant tax invoice from the Landlord the Tenant shall pay all such Taxes in the manner and within the period prescribed in accordance with the applicable laws and regulations. For the avoidance of doubt, taxes shall exclude only income tax payable by the Landlord.

     2.3 At all times to sue and occupy the Premises for office administration and assembly of equipment in connection with the Tenant's trade and not to effect any changes in the Tenant's use of the Premises without obtaining the prior written approval of JTC and the Landlord and not to do or permit to be done upon the Premises any thing which may or may become a nuisance or annoyance to or cause damage or inconvenience to the Landlord, the owners of licensees or occupiers of any adjoining or neighbouring premises and not to use the same for any illegal or immoral purpose.

     2.4 Not to demise, assign, charge, create a trust or agency, mortgage, let, sublet, grant a license or part with or share the possession or occupation of the Premises or any part thereof or permit any other party or person by way of a license or otherwise to occupy the Premises or any part thereof at anytime during the term hereby created.

     2.5 To permit JTC and/or the Landlord or their respective servants or agents with or without workmen, tools and equipment during the term hereby created at all reasonable times by prior appointment to enter upon the Premises and every part thereof to examine the state and condition of the same and of defects decays and wants of reparation and of all breaches of covenant there found.

     2.6 Not to erect or put up any temporary sheds or structures at the Premises or any part thereof.

     2.7 Not to cause or do or suffer to be done any act or thing which may as between the Landlord and JTC constitute or cause a breach by the Landlord of any of the terms, covenants, conditions or stipulations on the part of the Landlord to be observed or performed by virtue of the Lease Agreement between the Landlord and JTC but shall do or permit to be done any act or thing to comply with or to prevent a breach of any of such terms, covenants, conditions or stipulations with no liability on the part of JTC for any inconvenience, loss, damage, costs, expenses or compensation whatsoever in the event that JTC, its employees, servants or authorised agents with or without workmen, tools and equipment should enter upon the Factory or the Premises to do any act or thing which JTC is entitled to do by virtue of the Lease Agreement or sublease or of any laws, by-laws, rules or regulations. The Landlord shall for the purposes herein acquaint the Tenant in writing with the terms, covenants, conditions and stipulations of the said Lease Agreement between the Landlord and JTC and any variations or amendments thereto. Provided Always that in the event of any inconsistency between the terms of this lease and the lease between the Landlord and JTC, the terms of this lease shall prevail.

     2.8 To pay or reimburse the Landlord on demand all charges including any taxes now or in the future imposed in respect of water, gas, electricity, and any other services supplied and metered separately to the Premises and charged by the relevant utilities company or other appropriate authority or undertaking, and in the event of such water, gas electricity and other services not being metered separately to the Premises to pay to the Landlord a proportionate part of the charges and taxes therefor, such amount to be calculated by the Landlord on the basis of the proportion that the floor area of the Premises bears in relation of the total floor area of the Factory, and notified to the Tenant by a statement in writing and supported by the relevant bills and invoices from the relevant utilities company or other appropriate competent authority or undertaking which shall be conclusive as to the amount thereof (save for manifest error).

     2.9 To install at the Tenant's own costs and expenses all telecommunication equipment (as the Tenant may require) in such a manner that the wires shall not run across the floor or ceiling or along the walls of the Premises so as to be visible in the Premises but shall be concealed. All such works shall be carried out by workmen of or engaged by a telecommunications company approved by the Telecommunication Authority of Singapore or such other appropriate authority or undertaking for such purpose, or in the absence of such workmen, by a contractor nominated or approved by the Landlord.

     2.10 Not to make or permit to be made any alterations or additions to the Premises or any part thereof or the fixtures, fittings, decorations and electrical or mechanical installations therein of the Landlord without first having obtained the written consent of the Landlord and in the event of such consent being given to carry out at the Tenant's cost and expense such alterations or additions by a contractor nominated or approved by the Landlord with such materials and in such manner and at such times as shall be designated by the Landlord and to obtain at the Tenant's costs and expense all planning and other approvals which may be required to be obtained under any of the prevailing laws applicable thereto and upon determination of the Term, if requested by the Landlord at least two (2) months prior, to restore the Premises to their original state and condition (fair wear and tear and act of God excepted) at the cost and expense of the Tenant by a contractor nominated or approved by the Landlord.

     2.11 To keep the interior finishes of walls, ceilings and floors and the fixtures and fittings therein including electrical installation, all pipes, wires, drains and other conducting media solely servicing the Premises and every part thereof and all additions thereto clean and in good and tenantable repair (fair wear and tear and act of God excepted) and to replace or repair any part of the interior finishes of the walls, ceilings and floors of the Premises and the fixtures and fittings therein which shall be damaged or broken due to the Tenants act or negligence.

     2.12 To keep the Premises including the interior surfaces of the windows thereof clean and not to employ or continue to employ in or about the Premises any cleaners other than the cleaning contractor or contractors authorised by the Landlord to carry out the cleaning works in the Factory Provided Always that the Landlord shall not be liable for any misconduct or negligent acts or defaults of the cleaning contractor. Any cleaners so employed by the Tenant for the purpose of cleaning the Premises shall be at the sole expense and responsibility of the Tenant.

     2.13 Not to affix, erect, paint, attach or otherwise exhibit or permit or suffer so to be upon any part of the exterior or interior of the Premises, the windows, the glass-panelled walls or shop-fronts thereof any name, writing, drawing, sign-board, plate, placard, poster, sign post, flag pole, television or wireless mast or advertisement whatsoever without the prior written consent of JTC and the Landlord.

     2.14 Not to load or permit or suffer to be loaded any part of the floors of the Factory or the Premises to a weight greater than the weight per square metre permitted by the Landlord as shown in Schedule "A" attached and shall if required by the Landlord distribute the load on any part of the floor of the Premises in accordance with the directions and requests of the Landlord and in the interpretation and application of the provisions of this Clause relating to the loading requirements the decision of the surveyor or engineer or architect of the Landlord shall be final and binding on the Tenant.

     2.15 Not at any time during the Term to do or permit or suffer to be done any act, matter or thing upon the Premises whereby any policies of insurance in respect thereof may be violated or rendered void or voidable or whereby the rate of premium on any insurance policy shall be liable to be increased and to make good all damage suffered by the Landlord and to pay to the Landlord all reasonable and necessary sums paid by it by way of increased premium and all reasonable and necessary expenses incurred by it in or about any renewal of such policy or policies rendered necessary by a breach or non-observance of this covenant.

     2.16 At all times during the Term and during any period of holding over at its sole cost and expense to keep in force the following insurance policies with an insurance company or companies approved by the Landlord which approval shall not be unreasonably withheld:

          (a) an adequate insurance policy to be taken out in the joint names of the Landlord and the Tenant on internal partitions and all goods belonging to or held in trust by the Tenant in the Premises against loss or damage by fire flood water damage or discharge from sprinkler systems;

          (b) an adequate insurance policy which shall be taken out in the joint names of the Landlord and the Tenant against loss as a result of burglary on the Premises; and

          (c) a comprehensive general liability insurance policy to be taken out in the joint names of the Landlord and the Tenant against claims for personal injury death or property damage or loss arising out of all operations of the Tenant in or from the Premises of an amount not less than S$500,000.

     2.17 To indemnify and keep the Landlord indemnified from and against:

          (a) all claims demand writs summonses actions suits proceedings judgements orders decrees damages costs losses and expenses of any nature whatsoever which the Landlord may suffer or incur in connection with loss of life personal injury and/or damage to property arising from or out of any occurrence in upon or at the Premises or use of the Premises or any part thereof by the negligence or arising out of the acts or defaults of the Tenant or any of the Tenant's employees independent contractors agents invitees or licensees; and

          (b) all losses and/or damage to the Premises and to all property therein caused directly or indirectly by the negligence or acts of default of the Tenant or the Tenant's employees independent contractors agents invitees or licensees and in particular but without limiting the generality of the foregoing caused directly or indirectly by the use or misuse of waste or abuse of water gas or electricity or faulty fittings or fixtures of the Tenant.

     2.18 The Landlord shall not be under any liability whatsoever to the Tenant, or to any person whomsoever, in respect of:

          (a) any injury or damage to any property or sustained by the Tenant, or such other persons as aforesaid or any consequential loss, caused by, or through, or in any way owing to circumstances beyond the control of the Landlord.

          (b) any damage caused by or other tenants or person in the Factory or other buildings or operations in the neighbourhood beyond the control of the Landlord.

     2.19 At the expiration or sooner determination of the term hereby created, to yield up the Premises with the fixtures (other than the Tenant's trade fixtures as shall belong to the Tenant) unless the Tenant has received written notice from the Landlord two (2) months prior to the expiry or sooner determination of the term requiring the same to be renewed, in good and tenantable repair and condition (fair wear and tear and act of God excepted) together with the keys to the Premises and all doors therein and if so required by the Landlord two (2) months prior to the expiry or sooner determination of the term to remove all letterings internal partitions fixtures and installations of the Tenant as are specified by the Landlord from the Premises and to reinstate all electrical installations to their original state in accordance with the layout, mechanical and electrical plans annexed (fair wear and tear and act of God excepted). Such removal and/or reinstatement shall be carried out by a reliable contractor appointed by the Tenant. All damage done to the Premises by such removal shall be made good by the Tenant on or prior to the expiration of the term hereby created and if the Tenant fails to do so the Landlord may make good all such damage. All reasonable and necessary costs incurred by the Landlord in such removal or disposal or in making such good damage shall be paid by the Tenant to the Landlord within fourteen (14) days of the Landlord notifying the Tenant of the amount thereof.

3.   LANDLORD'S COVENANTS

     3.1 The Landlord hereby agrees with the Tenant that the Tenant paying the rent and service charge hereby reserved and observing and performing the several covenants and stipulations on the Tenant's part herein contained shall peaceably and quietly hold and enjoy the Premises during the term hereby created without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord.

     3.2 In consideration of the service charge payable by the Tenant, the Landlord shall provide or procure the provision of the following services to the Tenant:

          (a) the use, repair, servicing and replacement of parts of the air compressor and overhead cranes;

          (b)  the provision of security to the Factory daily on a twenty-four
               (24)-hour basis;

          (c)  daily clearing of rubbish from the Premises;

          (d)  daily cleaning of the Premises and toilets; and

          (e) to keep the common areas in the Factory including but not limited to all toilets in the Factory well lit, clean and in good repair at all times.

          Provided that notwithstanding anything in this Sub-Lease Agreement contained the Landlord shall not be liable to the Tenant nor shall the Tenant have any claim against the Landlord in respect of:

               (i) any interruption in any of the services hereinbefore mentioned by reason of necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof by fire, water, riot, act of God or other cause howsoever caused including by reason of mechanical or other defect or breakdown or other inclement conditions or shortage of manpower, fuel, electricity or water or by reason of any lawful disputes; or

               (ii) any damage, injury or loss arising out of the leakage or defect in or of the piping, wiring and sprinkler system in the Factory and/or defect in or of the Factory unless due directly or indirectly to want of repair or maintenance or the act, omission, default, misconduct of the Landlord or its employee, independent contractor or agent.

     3.3 To pay all taxes, rates and assessments imposed upon or in respect of the Premises save and except those which the Tenant has agreed to pay.

     3.4 To replace such damaged parts of, to service and repair within a reasonable time the air- conditioning units within the Premises at the Landlord's costs.

     3.5 To obtain, maintain and renew all consents, approvals or permission required from the relevant authorities, including but not limited to JTC, for the lease of the Premises to the Tenant for use as office premises and assembly of equipment in connection with the Tenant's trade.

     3.6 To repair and maintain the structural condition of the Premises, including but not limited to the walls and ceiling of the Premises.

4.   GENERAL AGREEMENT

     It is expressly agreed as follows:

     4.1 If the rent hereby reserved or any part thereof and/or the service charge or any part thereof shall at any time be unpaid for twenty-one
          (21) days after the same shall have become due (whether formally demanded or not) or if the Landlord has given the Tenant written notice of the Tenant's breach of a material agreement or stipulation on the Tenant's part herein mentioned and the Tenant does not within twenty-one (21) days of receipt of the said notice proceed to rectify the said breach or if the Tenant being a company shall go into liquidation whether voluntarily (save for the purpose of amalgamation or reconstruction) or compulsorily or a receiver or a judicial manager shall be appointed of its undertaking property or assets or if the Tenant shall make any arrangement with creditors for liquidation of its debts by composition or otherwise or if any execution of attachment shall be levied upon or issued against any of the property or assets of the Tenant and shall not be paid off or discharged within seven (7) days thereof then and in any one of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the Premises or any part thereof in the name of the whole and thereupon the term hereby created shall forthwith and absolutely cease and determine but without prejudice to any right of action which has accrued either party against the other under this Agreement.

     4.2 In addition and without prejudice to any other right power or remedy of the Landlord if the rent hereby reserved or any part thereof shall at any time remain unpaid for twenty-one (21) days after the same shall have become due (whether any formal or legal demand therefor shall have been made or not) then the Tenant shall pay to the Landlord interest thereon at two per cent (2%) above the current prime rate for advances for the time being prescribed by a leading local bank in Singapore selected by the Landlord. The Landlord shall be entitled to recover such interest from the Tenant as if such interest were rent in arrears.

     4.3 If the Premises or any part thereof shall be damaged or destroyed by fire, act of God or other causes beyond the control of the Landlord so as to render the Premises unfit of occupation and use (except where such damage or destruction has been caused by the act or default of the Tenant his servant independent contractor agent visitors invitees or licensees) the rent and service charge hereby agreed to be paid or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be rendered fit for occupation and use and any dispute concerning this clause shall be determined by a single arbitrator in accordance with the Arbitration Act (Cap. 10) or any statutory modification or re-enactment thereof for the time being in force. Where however JTC continues to collect rental from the Landlord during such period, and if the damage is not caused by the Landlord, the Tenant shall continue to pay the rental herein to the Landlord. Provided Always that in the event that the Premises are so badly damaged as to necessitate rebuilding either party may within thirty
          (30) days after such damage has been sustained give notice to the other in writing to terminate this lease and thereupon this lease shall terminate and the Tenant shall (if still in occupation) vacate the Premises without compensation from the Landlord but without prejudice to any rights and/or remedies which have accrued to either party against the other under this Agreement.

     4.4 In the event that JTC at any time before the expiry of the term hereby created gives three (3) months' notice in writing requiring that this Agreement be terminated or becomes entitled to and re-enters the Premises or any part thereof in the name of the whole the said term shall upon the expiry of the said notice or upon the said re-entry absolutely determine without prejudice to any rights and/or remedies which have accrued to either party against the other under this Agreement and without JTC being liable for any inconvenience, loss, damages, compensation, costs or expenses whatsoever. Provided Always that the Landlord shall indemnify the Tenant against all damages costs losses and expenses of any nature whatsoever not caused directly or indirectly by any act, default or negligence of the Tenant which the Tenant may suffer or incur due to the termination of this Agreement pursuant to this Clause.

     4.5 No condoning excusing overlooking or delay in taking action by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or times of any of the Tenant's obligations herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default breach or non-observance or non- performance or so as to defeat or affect in any way the rights of the Landlord herein in respect of any such continuing or subsequent default, breach or non-observance or non-performance and no waiver the Landlord shall be inferred from or implied by anything done or admitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way operate as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in future unless expressly so extended.

     4.6 The Landlord shall on the written request of the Tenant made three (3) months before the expiration of the term hereby created and if there shall not at the time of such request be any existing breach or non-observance of any of the obligations undertakings and conditions on the part of the Tenant herein contained, grant to the Tenant a tenancy of the demised premises for an additional term of one (1) year at a rate to be agreed between the Landlord and the Tenant and upon the same terms and conditions with the exception of this clause for renewal and at the then prevailing market rate. Provided Always in the event that the then prevailing market rate is more than 110% of the rent for the Premises for the Term, the rent for the additional Term shall be 110% of the rent of the Premises for the Term. Provided that the Landlord shall not be obliged to grant the further term above stated unless and until JTC has granted its approval in writing to the sub-letting by the Landlord for the further term, and on such terms, if any, as may be acceptable to the Landlord. The Landlord shall immediately upon receipt of the Tenant's said written request for a tenancy of the Premises for an additional term, apply to JTC for its approval to the sub-lease for the said additional term. The Landlord will comply with all terms imposed by JTC as a condition for granting its approval to the sub-lease for the said additional term including but not limited to payment of any fees.

     4.7 In the event that Joint Venture Agreement dated 25 September 1998 entered into between the Landlord and the Tenant is terminated for any reason whatsoever, this Agreement shall forthwith determine absolutely without prejudice to any right of the Tenant against the Landlord. Provided Always that in the event that this Agreement is terminated pursuant to this Clause, the Tenant will only be required to deliver up the Premises in the state and condition as specified in Clause 2.19 herein within fourteen (14) days of the date of termination of this Agreement.

     4.8 Any notice served under or in connection with this Agreement shall be sufficiently served on the Tenant if sent by registered post to the Tenant marked to the attention of Assistant General manager on the Premises or at the address specified above and shall be sufficiently served on the Landlord if sent by registered post or delivered to the Landlord at the abovementioned address.

     4.9 Any provision in this Agreement referring to the consent or approval of the Landlord shall be construed as implying that the Landlord shall not unreasonably delay or refuse any such consent or approval nor shall the Landlord impose any unreasonable conditions as part of its consent.

     IN WITNESS WHEREOF the authorised representatives of the parties hereto have hereunto set their hands.

The Landlord                                       )
------------
                                                   )
SIGNED by / s / Teo Cher Cheong                    )
          ---------------------
                 Teo Cher Cheong                   )
                                                   )
for and on behalf of                               )
HONGGUAN TECHNOLOGIES (S) PTE LTD                  )
in the presence of: / s / Tan Citee Chow           )
                    --------------------
                        Tan Citee Chow

The Tenant                                         )
----------
                                                   )
SIGNED by / s / Pay Eng Hong                       )
          ------------------
                 Pay Eng Hong                      )
                                                   )
for and on behalf of                               )
PEMSTAR-HONGGUAN PTE LTD                           )
in the presence of: / s / Pang You Hin             )
                    ------------------
                        Pang You Hin